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                                                                     EXHIBIT 5

                   MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                        ATTORNEYS AND COUNSELORS AT LAW
                           3500 U. S. BANCORP TOWER
                             111 S.W. FIFTH AVENUE
                         PORTLAND, OREGON  97204-3699
                           TELEPHONE (503) 224-5858
                           FACSIMILE (503) 224-0155


                                 June 5, 1996




U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon  97204

            Subject:    U. S. Bancorp
                        Registration Statement on Form S-8 Relating to the Conversion of Stock Options Held by Employees and Directors of California
                        Bancshares, Inc.

Gentlemen:

            Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by U. S. Bancorp, an Oregon corporation ("Bancorp"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 591,453 shares of Bancorp's Common Stock, par value $5 per share ("Common Stock"), together with options therefor (the "Options"). These shares represent the maximum number of shares of Common Stock which may be issued upon the exercise of Options to be issued upon the conversion into such Options, effective with consummation of the merger of California Bancshares, Inc., with and into U. S. Bancorp (the "Merger"), of outstanding stock options held by employees and directors to purchase shares of the common stock of California Bancshares, Inc.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

            Based on the foregoing, it is our opinion that:

            1. The Options have been duly approved by all necessary corporate action and, when such Options are issued in connection with the consummation of the Merger, such Options will have been legally issued.

            2. The shares of Common Stock to be issued upon the exercise of Options have been duly authorized for issuance.

            3. When shares of Common Stock are issued and sold by Bancorp upon the exercise of Options (i) while the Registration Statement is effective, (ii) in compliance with state securities laws, and (iii) payment for such shares to the extent and in the manner required by the agreements evidencing such Options and not less than the par value thereof is received by Bancorp, such shares will be legally issued, fully paid and nonassessable.

            We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    MILLER, NASH, WIENER, HAGER &
                                     CARLSEN LLP